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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                              SHERWOOD FOODS, INC.

                 (ORIGINALLY INCORPORATED ON DECEMBER 15, 1982)

     On December 12, 1997, the Board of Directors and the sole shareholder of SHERWOOD FOODS, INC. duly adopted the following amendments to Articles of Incorporation and adopted the restated Articles of Incorporation to incorporate such amendments pursuant to the provisions of Sections 55-10-03 and 55-10-07 of the General Statutes of North Carolina.

     FIRST: The Articles of Incorporation of Sherwood Foods are hereby amended as follows:

     1. In order to effect a change in the name of the corporation from Sherwood Foods, Inc. to Sherwood Brands, Inc., the text of ARTICLE I is stricken in its entirety and the following language is substituted:

          The name of the corporation is SHERWOOD BRANDS, INC. (hereinafter called the "Company"). The address of the principal office and the mailing address of the Company is 6110 Executive Boulevard, Suite 1080, Rockville, Maryland 20852.

     2. In order to effect a reclassification of the capital stock of the Company, the text of ARTICLE IV is stricken in its entirety and the following language is substituted:

          The aggregate number of shares of all classes of capital stock which this Company shall have authority to issue is 50,000,000, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (ii) 5,000,000 shares of Class B Common Stock, par value $.01 (the "Class B Common Stock" and together with the Class A Common Stock, "Common Stock"), and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Company are as follows:



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          A. Provisions Relating to the Preferred Stock.

               1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

               2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                    (a) whether or not the class or series is to have voting
               rights, full or limited, or is to be without voting rights;

                    (b) the number of shares to constitute the class or series and the designations thereof;

                    (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                    (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                    (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                    (f) the dividend rate, whether dividends are payable in
               cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends

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               payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

                    (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                    (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

               The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

          B. Provisions Relating to the Common Stock.

               1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

               a. Class A Common Stock Voting Rights

               The holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors.

               b. Class B Common Stock Voting Rights; Conversion Rights

               The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except that (i) each share of the Class B Common Stock entitles the holder to seven votes on each matter submitted to a vote of the shareholders; and (ii) Class B Common Stock is convertible into Class A Common Stock at the option of the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock upon transfer to a non-affiliate of the holder or the Company or if, on the record date for any meeting of the shareholders, the number of shares of Class B Common Stock then outstanding is less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to a vote of the shareholders.

               2. Subject to the subject to preferences that may be applicable to any Preferred Stock, the holders of the Common Stock shall be entitled to receive ratably when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

               3. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

          C. General Provisions.

               1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

               2. No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any



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          preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.

          D. Share Reclassification

               On the date of filing of these Amended and Restated Articles of Incorporation with the Department of Corporations of the State of North Carolina, each remaining issued and outstanding share of the Corporation's previously authorized common stock, par value $.01 per share (the "Old Common Stock"), shall thereby and thereupon be classified and converted into 1,150,000 validly issued, fully paid and nonassessable shares of Class A Common Stock reflecting a conversion ratio of 4581.67331:1 and 1,000,000 validly issued, fully paid and nonassessable shares of Class B Common Stock, reflecting a conversion ratio of 3984.063745:1. Each certificate that heretofore represented shares of Old Common Stock shall now represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted on a pro rata basis; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, new certificates evidencing and representing the number of shares of Class A Common Stock and Class B Common Stock to which such person is entitled.

     3. The text of ARTICLE V is stricken in its entirety and the following language is substituted in order to reflect a change in the registered agent of the Company:

          The street address of the Company's registered office in the State of North Carolina is 380 Knollwood Street, Suite 700, Winston-Salem, Forsyth County, North Carolina 27103, and the name of its registered agent at such address is David C. Smith.

     4. The text of ARTICLE VI is stricken in its entirety and the following language is substituted regarding the number of directors of the Company:

          The number of directors of the Company and the manner in which such directors are to be elected shall be as set forth in the Bylaws of the Company.

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     5. The text of ARTICLE VII is stricken in their entirety and the following language is substituted regarding a limitation on the liability of directors of the Company:

          A director shall have no liability to the Company or its shareholders for monetary damages for breach of any duty as a director, except for (i) acts or omissions that the director knew at the time of such breach knew or believed were clearly in conflict with the best interests of the Company,
     (ii) improper distributions described in Section 55-8-33 of the North Carolina General Statutes, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this Article became effective. If the North Carolina Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the North Carolina Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

     6. The text of ARTICLE VIII is stricken in its entirety and the following language is substituted regarding indemnification of directors and officers of the Company:

          The Company shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                        6

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     SECOND: The Company's Articles of Incorporation, as amended by the foregoing amendments, are hereby restated as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              SHERWOOD BRANDS, INC.

                 (ORIGINALLY INCORPORATED ON DECEMBER 15, 1982)

                                    ARTICLE I
                            NAME AND PRINCIPAL OFFICE

     The name of the corporation is SHERWOOD BRANDS, INC. (hereinafter called the "Company"). The address of the principal office and the mailing address of the Company is 6110 Executive Boulevard, Suite 1080, Rockville, Maryland 20852.

                                   ARTICLE II
                                    DURATION

     The Company shall exist perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                                     PURPOSE

     The purpose for which the Company is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of North Carolina.

                                   ARTICLE IV
                                 CAPITALIZATION

     The aggregate number of shares of all classes of capital stock which this Company shall have authority to issue is 50,000,000, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (ii) 5,000,000 shares of Class B Common Stock, par value $.01 (the "Class B Common Stock" and together with the Class A Common Stock, "Common Stock"), and (iii) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Company are as follows:

     A. Provisions Relating to the Preferred Stock.

          1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

          2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

               (b) the number of shares to constitute the class or series and the designations thereof;

               (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

               (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

               (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (f) the dividend rate, whether dividends are payable in cash, stock of the Company, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the

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          voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

               (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

          The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     B. Provisions Relating to the Common Stock.

          1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

          a. Class A Common Stock Voting Rights

          The holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors.

          b. Class B Common Stock Voting Rights; Conversion Rights

          The shares of Class A Common Stock and Class B Common Stock are identical in all respects, except that (i) each share of the Class B Common Stock entitles the holder to seven votes on each matter submitted to a vote of the shareholders; and (ii) Class B Common Stock is convertible into Class A Common Stock at the option of the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Each share

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     of Class B Common Stock will also automatically convert into one share of
     Class A Common Stock upon transfer to a non-affiliate of the holder or the Company or if, on the record date for any meeting of the shareholders, the number of shares of Class B Common Stock then outstanding is less than 10% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to a vote of the shareholders.

          2. Subject to the subject to preferences that may be applicable to any Preferred Stock, the holders of the Common Stock shall be entitled to receive ratably when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          3. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

     C. General Provisions.

          1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

          2. No shareholder of the Company shall have, by reason of its holding shares of any class or series of stock of the Company, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Company now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend, voting or other rights of such shareholder.

     D. Share Reclassification

          On the date of filing of these Amended and Restated Articles of Incorporation with the Department of Corporations of the State of North Carolina, each remaining issued and outstanding share of the Corporation's previously authorized common stock, par value $.01 per share (the "Old Common Stock"), shall thereby and thereupon be classified and converted into 1,150,000 validly issued, fully paid and nonassessable shares of Class A Common Stock reflecting a conversion ratio of 4581.67331:1 and 1,000,000 validly issued, fully paid and nonassessable shares of Class B Common Stock, reflecting a conversion ratio of 3984.063745:1. Each certificate that heretofore represented shares of Old Common Stock shall now represent the number of shares of Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted on a pro rata basis; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of each such certificate or certificates, new certificates evidencing and representing the number of shares of Class A Common Stock and Class B Common Stock to which such person is entitled.

                                    ARTICLE V
                                REGISTERED AGENT

     The street address of the Company's registered office in the State of North Carolina is 380 Knollwood Street, Suite 700, Winston-Salem, Forsyth County, North Carolina 27103, and the name of its registered agent at such address is David C. Smith.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

     The number of directors of the Company and the manner in which such directors are to be elected shall be as set forth in the Bylaws of the Company.

                                   ARTICLE VII
                      LIMITATION ON LIABILITY OF DIRECTORS

     A director shall have no liability to the Company or its shareholders for monetary damages for breach of any duty as a director, except for (i) acts or omissions that the director knew at the time of such breach knew or believed were clearly in conflict with the best interests of the Company, (ii) improper distributions described in Section 55-8-33 of the North Carolina General Statutes, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this Article became effective. If the North Carolina Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the North Carolina Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     The Company shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 12th day of December, 1997.


                                        SHERWOOD FOODS, INC.



                                        By: /s/ Uziel Frydman
                                           -----------------------------------
                                                Uziel Frydman, President



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